Exhibit 23(e)(iv) on Form N-1A
                                  Exhibit 1 under Item 601/Reg. S-K

                             Exhibit A
                              to the
                      Distributor's Contract

                       The Huntington Funds
                        Investment A Shares

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                 FUNDS                   DATE ADDED TO CONTRACT
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Huntington Dividend Capture Fund            December 1, 2001
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Huntington Fixed Income Securities Fund     December 1, 2001
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Huntington Florida Tax-Free Money Fund      December 1, 2001
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Huntington Growth Fund                      December 1, 2001
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Huntington Income Equity Fund               December 1, 2001
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Huntington Intermediate Government          December 1, 2001
Income Fund
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Huntington International Equity Fund        December 1, 2001
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Huntington Macro 100 Fund                    April 30, 2004
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Huntington Michigan Tax-Free Fund           December 1, 2001
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Huntington Mid Corp America Fund            December 1, 2001
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Huntington Money Market Fund                December 1, 2001
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Huntington Mortgage Securities Fund         December 1, 2001
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Huntington New Economy Fund                 December 1, 2001
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Huntington Ohio Municipal Money Market      December 1, 2001
Fund
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Huntington Ohio Tax-Free Fund               December 1, 2001
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Huntington Rotating Markets Fund            December 1, 2001
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Huntington Short/Intermediate Fixed          April 30, 2003
Income Securities Fund
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Huntington Situs Small Cap Fund              August 1, 2002
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Huntington U.S. Treasury Money Market       December 1, 2001
Fund
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      As of the 30th day of April, 2004, the following provisions are hereby incorporated and made part of the Distributor's Contract dated December 1, 2001 and as amended, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood") with respect to the Class of Investment A
Shares of the Funds set forth above.


   1. The Investment Company hereby appoints Edgewood to engage in activities principally intended to result in the sale of Investment A Shares of the above-listed Funds ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Investment Company and to provide, or cause others to provide, shareholder services with respect to those Shares that are held by their respective clients from time to time.

   2. During the term of this Agreement, the Investment Company will pay Edgewood pursuant to this Agreement: (i) a monthly fee for distribution-related services computed at the annual rate of 0.25% of the average aggregate net asset value of Investment A Shares held during the month; and
       (ii) all initial sales loads paid by shareholders during the month in connection with the purchase of Investment A Shares in accordance with the Investment Company's then-current Prospectus and Statement of Additional Information. In addition, Edgewood will act as the agent of the Investment Company for the disbursement of a monthly shareholder service fee payable to Financial Institutions to be computed at the annual rate of 0.25% of the average aggregate net asset value of Investment A shares held
       during the month.   For the month in which this Agreement
       becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

   3. Edgewood will enter into separate written agreements with various Financial Institutions to provide certain of the services set forth in Paragraph 1 herein. Edgewood, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by Edgewood in its sole discretion.

   4. Edgewood will prepare reports to the Board of Trustees of the Investment Company on a quarterly basis showing amounts expended hereunder including amounts paid to Financial
       Institutions and the purpose for such expenditures.



      In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 2001, between the Investment Company and Edgewood, the Investment Company executes and delivers this Exhibit on behalf of the Funds, and with respect to the Share Classes thereof, first set forth in this Exhibit.

   Witness the due execution hereof this 8th day of March, 2004.


THE HUNTINGTON FUNDS           EDGEWOOD SERVICES, INC.


By:  /s/ George M. Polatas     By:  /s/ Charles L. Davis, Jr.
Name: George M. Polatas        Name:Charles L. Davis, Jr.
Title:        Vice President        Title:     Vice President